Exhibit 10.2

Form: 07L
Licence: 01-05-028
Licensee: LEAP Legal Software Pty Limited
Firm name: Kydon Segal Lawyers

LEASE

New South Wales
Real Property Act 1900

Leave this space clear. Affix additional pages to the top left-hand corner.

PRIVACY NOTE: Section 31B of the Real Property Act 1900 (RP Act) authorises the Registrar General to collect the information required by this form for the establishment and maintenance of the Real Property Act Register. Section 96B RP Act requires that the Register is made available to any person for search upon payment of a fee, if any.

STAMP DUTY Office of State Revenue use only

(A) **TORRENS TITLE** Property leased
Part of Folio Identifier A/440381 and B/440381 being Premises known as 76 William Street, Paddington

(B) **LODGED BY**

Document Collection Box	Name, Address or DX, Telephone, and Customer Account Number if any	CODE
207A	Kydon Segal Lawyers DX 22705 KINGSFORD Tel: 9344 2000 Customer Account No: 123130 X Reference: GV:RW:11691	L

(C) **LESSOR** ANASTASIOS ANDREOU and SEVASTI ANDREOU

The lessor leases to the lessee the property referred to above.

(D) Encumbrances (if applicable):

(F) **TENANCY:**

(G) 1. **TERM:** Three (3) Years
2. **COMMENCING DATE:** 15 October 2011
3. **TERMINATING DATE:** 14 October 2014
4. With an **OPTION TO RENEW** for a period of Three (3) Years set out in Item/Clause 3.11 of Annexure "A"
5. With an **OPTION TO PURCHASE** set out in N/A
6. Together with and reserving the **RIGHTS** set out in N/A
7. Incorporates the provisions or additional material set out in **ANNEXURE(S)** "A" and Reference Schedule hereto.
8. Incorporates the provisions set out in memorandum recorded and lease registered No. N/A
9. The **RENT** is set out in item/clause 3.01 of Annexure "A"

ALL HANDWRITING MUST BE IN BLOCK CAPITALS.

Page 1 of 40

DATE:

(H) I certify that the person(s) signing opposite, with whom I am personally acquainted or as to whose identity I am otherwise satisfied, signed this instrument in my presence.

Signature of witness:

Name of witness:
Address of witness:

Certified correct for the purposes of the Real Property Act 1900 by the Lessor.

Signature of Lessor:

Certified correct for the purposes of the Real Property Act 1900 and executed on behalf of the corporation named below by the authorised person(s) whose signature(s) appears(s) below pursuant to the authority specified.

Corporation: Banjo & Matilda Pty Ltd (A.C.N. 137 355 769)
Authority: section 127 of the Corporations Act 2001

Signature of authorised person:

Name of authorised person: Belinda Amanda Louise Storelli
Office held: Sole Director/Secretary

Signature of authorised person:

Name of authorised person:
Office held: Director

(I) **STATUTORY DECLARATION**

I

solemnly and sincerely declare that—

1. The time for the exercise of option to renew/option to purchase in expired lease No. has ended;
2. The lessee under that lease has not exercised the option.

I make this solemn declaration conscientiously believing the same to be true and by virtue of the provisions of the Oaths Act 1900

Made and subscribed at in the State of New South Wales

on in the presence of—

Signature of witness:

Name of witness:

Address of witness:

Qualification of witness:

Signature of lessor:

* As the services of a justice of the peace, practising solicitor or other qualified witness cannot be provided at lodgement, the statutory declaration should be signed and witnessed prior to lodgement.

ALL HANDWRITING MUST BE IN BLOCK CAPITALS. Page 2 of 40

THE REFERENCE SCHEDULE

Lessor	Anastasios Andreou and Sevasti Andreou
Lessee:	Banjo & Matilda Pty Ltd (A.C.N. 137 355 769)
Property Leased:	76 William Street, Paddington

(The Items in this Reference Schedule are referred to in the Clauses of this Lease).

ITEM 1 - RENT

(Clause 3.01)

The Lessee shall pay to the Lessor the yearly rent of $57,200.00 plus GST by calendar monthly payments in advance of $4,766.67 plus GST (subject to adjustments and reviews as herein provided) the first of such monthly payments to be made on the 1st November 2011 and thereafter on the 181 day of each month.

ITEM 2 - PUBLIC LIABILITY

(Clause 7.02)

The Lessee shall have in effect in the joint names of the Lessor and the Lessee a Public Liability Policy in respect of the premises for not less than $10,000,000.00.

ITEM 3- USE

(Clause 2.02)

The Lessee shall not without the written authority of the Lessors use or occupy the premises otherwise than as a Retail Clothing Shop.

ITEM 4- GUARANTORS

(Clause 10.01)

Not applicable.

ITEM 5 - BANK GUARANTEE

(Clause 4.01)

$15,730.00, being three months rent (inclusive of GST)

ITEM 6 - SECURITY BOND

(Clause 4.02)

Not applicable.

ITEM 7 - OPTION OF RENEWAL

(Clause 3.11)

15 October 2014 to 14 October 2017

ITEM 8A- OUTGOINGS

(Cause 4.06)

N/A. However the Lessee is responsible to pay all utilities charges including but without limitation to telephone, gas, electricity and water usage as indicated in clause 4.04 and 4.05.

ITEM 8B - PERCENTAGE OF OUTGOINGS

(Clause 4.06)

N/A

PART 1- EXCLUSION OF IMPLIED COVENANTS AND POWERS

Covenants and Powers:

1.01 The covenants, powers and provisions implied in Leases by virtue of Sections 4, 84A and 85 of the Conveyancing Act 1919 (as amended) are hereby expressly negatived except in so far as the same or some part or parts thereof are included in the covenants hereinafter contained.

PART 2 - USER

Business Hours, Staff and Stock:

2.01	Where the Premises are retail premises they shall be kept open for business and adequately staffed during normal trading hours applicable to such businesses provided that nothing herein contained shall require the Premises to be open for business in excess of any maximum trading hours prescribed by law. Further the Lessee shall keep the Premises fully stocked and shall operate the business in the Premises during the entire term of the Lease with due diligence and efficiency and in a proper and businesslike manner.

Permitted Use:

2.02	The Lessee shall not use or permit to be used the Premises or any part thereof for any purpose other than as indicated in Item 3 of the Reference Schedule.

Lessees Obligations as User:

2.03	The Lessee will not at any time during the continuance of this Lease:

(a)	Use, exercise or carry on or permit or suffer to be used, exercised or carried on, in or upon the Premises or any part thereof any noxious, noisome or offensive act, trade, business, occupation or calling.

(b)	Do or omit or permit or suffer to be done or omitted any act matter of thing whatsoever in, upon or about the Premises or the Building or any part thereof which is or shall or may be or grow to the annoyance, nuisance, grievance, damage or disturbance of other Lessees or occupiers of the Building or persons otherwise lawfully therein or occupiers or owners or any adjacent premises.

(c)	Make any use of the Premises whether for the Lessee's permitted use or otherwise, or permit any use to be made of the Premises, or to do or suffer to be done on the Premises anything including, but without limiting the generality of the following, the installation or use of any machinery or the employment of any person, whereby or by reason whereof any public or statutory authority may give or issue or be entitled to give or issue any notice requiring structural alterations or repairs to be made or to be carried out to the Premises or to the whole or any part of the Building.

Occupational Health and Safety Act:

2.04	The Lessee shall comply with the Occupational Health & Safety Act 2000 (as amended) and any other legislation or the requirements of any relevant authority relating to health or safety of persons in respect of the use of the Premises during the continuance of this Lease.

Display:

2.05	Where the Premises are retail premises the Lessee shall maintain at all times displays of merchandise in the display window (if any) having regard to the nature of the business being carried on and, unless prevented by causes beyond its control, shall keep such display windows and signs (if any) well lit during trading hours or during such further hours as the Lessor may reasonably require.

Storage:

2.06	Where the premises are retail premises, the Lessee shall store and/or stock in the Premises only such goods, wares and merchandise as it intends to offer for sale by retail at in from or upon the Premises or as are necessary to supply services for customers. The Lessee shall use for offices, clerical or other non-selling purposes only such space in the Premises as is from time to time reasonably required for the Lessee's business in the Premises.

Fitting Out:

2.07	The Lessee shall at its own expense fit out the Premises as approved by the Lessor with the equipment, fittings and fixtures necessary for the business of the Lessee and will keep such equipment, fittings and fixtures in good repair and condition.

2.07A(i)	Notwithstanding anything contained herein, the Lessee must not make any alterations or additions to the Premises or any fixtures or fittings therein ("the tenancy work") without the prior consent of the Lessor whose consent may be withheld in its absolute discretion in the case of alterations to the Premises but shall not be unreasonably withheld in the case of alterations to fixtures or fittings PROVIDED THAT all the tenancy works if consented must be carried out strictly in accordance with the provisions of this clause in a proper and workmanlike manner to the satisfaction of the Lessor by builders, tradesmen, contractors or others approved by the Lessor whose approval will not be unreasonably withheld and in conformity with any other requirements of relevant authorities.

(ii)	The Lessee must ensure that any works it does, including tenancy works, are done:

(a)	by builders, tradesmen, contractors or any other persons approved by the Lessor; and

(b)	in a proper workmanlike manner; and

(c)	in accordance with any plans, specifications and schedule of finishes required and approved by the Lessor; and

(d)	in accordance with all laws and the requirements of authorities; and

(e)	in accordance with the Lessor's reasonable requirements and directions.

(iii)	Any tenancy works undertaken by the Lessee shall be at the sole risk in all respects of the Lessee.

(iv)	The Lessee must take out an insurance policy covering any tenancy works it does and must comply with the provisions of that insurance. The Lessee must produce to the Lessor, upon request, the policy and the receipt for the premium.

No Warranty as to Use:

2.08	No warranty is given by the Lessor that the permitted use is authorised by the relevant authorities and the Lessee will obtain at its expense from the relevant authorities. All consents, licenses and approvals requisite for its permitted use of the Premises. Any work to the Premises required by any relevant authority as a condition of such use shall be carried out by the Lessee at its own cost after obtaining the approval of the Lessor which approval shall not be unreasonably withheld.

No Vending Machines:

2.09	The Lessee shall not place or operate in or near the Premises any coin operated or similar type of entertainment or vending machine without the prior consent in writing of the Lessor,.

No Auction Sales:

2.10	The Lessee shall not in any circumstances hold any auction, fire or bankrupt sale in. or about the Premises.

Licensed Premises:

2.11	The Lessee shall not without the Lessor's written consent at any time apply for or allow any application to be made for a license or licenses for the sale of beer, wine or spirits or similar intoxicating liquors on the Premises or any part thereof and will not permit the Premises or any part thereof to be used for the carrying on therein of the trade of a publican or licensed victualler or for the sale of beer, wine, spirits or similar intoxicating liquors or for the purpose of a club or association where such liquor may be sold supplied or received, stored or bought for consumption by members or any other person.

PART 3 - RENT

Rent:

3.01	The Lessee expressly agrees to make all payments due under this Lease (including those for rent and outgoings) punctually on the date when each payment is due and shall not withhold or be entitled to withhold the whole or part of any such payment by way of deduction, set off or counterclaim in respect of any claim for damages or for compensation which the Lessee shall make or has made against the Lessor. The rent payable by the Lessee on and from the commencement date is specified in Item 1 of the Reference Schedule.

Bankers Order:

3.02	Where required by the Lessor, the Lessee shall upon execution of this Lease or at such other time as requested by the Lessor deliver to the Lessor a fully completed and signed Bankers Order directing the Lessee's bankers to periodically debit the Lessee's account with the rent payable pursuant to the terms of the Lease and to remit same free of all costs and charges to the Lessor's bank account as notified by the Lessor, its Agents or its solicitors from time to time. Such Bankers Order shall require the rent to be remitted so as to be credited to the Lessor's bank and account on or before the due date for any payment of rent PROVIDED HOWEVER that the execution and delivery of such Bankers Order shall not relieve the Lessee of its obligations to make any payments of rent hereunder in those amounts and at those times as herein provided. PROVIDED FURTHER that upon any review of rent during the term of the Lease or any holding over, the Lessee shall prior to the date following such review upon which the reviewed rent becomes payable direct its bankers to pay the amount of the reviewed rent in the manner provided.

Rent Statement:

3.03	A statement signed by the Lessor or the Lessors agent (or officer of the Lessor if a Company) certifying the amount of the rent or of any other moneys payable by the Lessee hereunder shall be prima facie evidence of the matters stated therein.

Re-entry or Surrender on Default:

3.04	If the rent hereby reserved or any part thereof or any other moneys payable by the Lessee hereunder shall at any time be in arrears and unpaid for twenty one (21) days after the same shall have become due (whether any formal or legal demand therefore shall have been made or not) or if the Lessee shall at any time fail or neglect to perform or observe any of the covenants, conditions or agreements herein contained and on its part to be performed or observed and such default continues for twenty one (21) days after receiving written notice of such default or if the Lessee while the Premises or any part thereof shall remain vested in it being a company shall enter into liquidation whether compulsory or voluntary (not being a voluntary liquidation for the purpose of amalgamation or reconstruction) or be placed under official management or a receiver or manager of any of its assets be appointed or if it shall permit any execution to be levied against any of its assets or enter into a scheme or arrangement or composition for the benefit of its creditors or not being a company shall become bankrupt or assign its estate or enter into a deed of arrangement for the benefit of its creditors, then and in such case it shall be lawful for the Lessor or any person or persons duly authorised by it to re-enter the Premises or any part thereof in the name of the whole and to hold and enjoy peaceably the Premises thenceforth as if these presents had not been made without prejudice to any right of action or remedy of the Lessor in respect of the breach or non-observance of any of the covenants by the Lessee or the provisions hereof.

Interest on Moneys Overdue:

3.05	Without prejudice to any other rights, powers and remedies of the Lessor under this Lease, the Lessee will pay to the Lessor interest at the rate of eight (8%) per cent per annum calculated on a daily basis on any moneys due but unpaid for seven (7) days by the Lessee to the Lessor on any rents, outgoings or charges whatsoever pursuant to this Lease such interest to be computed from the due date of payment of the moneys in respect of which the interest is chargeable until payment of such moneys in full and to be recoverable from the Lessee as if the same were overdue rent AND it is agreed by and between all parties hereto that such interest is not a penalty but has been calculated as a sum sufficient to recoup to the Lessor the losses it will suffer and the expenses (excluding legal costs) to which it will be put as a result of the failure by the Lessee to comply with its obligations hereunder. The Lessee shall further pay the Lessor's legal costs of engaging its solicitors to recover the said money and interest calculated on a solicitor/client basis. The payment and acceptance of such interest shall not be construed as a waiver or acceptance or release of the breach involved in non-payment of the said moneys on the due date.

Lessee not to cause Rent Reduction:

3.06	The Lessee must not without the approval of the Lessor in writing by any act, matter or deed or by any failure or omission, impair, reduce or diminish directly or indirectly the rent under this Lease or impose or cause or permit to be imposed on the Lessor any liability of the Lessee under or by virtue of this Lease.

Separate Suits:

3.07	The Lessor may, without prejudice to any other power, right or remedy under this Lease or at law, sue the Lessee for any rent or other moneys which may from time to time become due and owing by the Lessee to the Lessor under or in connection with this Lease. In particular the Lessor may sue for any instalments of rent or any part thereof as and when the same become due and by a separate suit or suits sue for any further sum or sums which may be found to be due and owing by the Lessee to the Lessor. Neither the institution of each such suit nor the entering of judgment herein bars the Lessor from bringing a separate or subsequent suit or suits for the balance of any rent or other moneys due to the Lessor under this Lease.

Exercise of the Lessor's Right of Re-entry:

3.08	The exercise by the Lessor of the right of re-entry given to it hereunder shall in no way be capable of conferring upon the Lessee a discharge of its obligations under this Part 3.

Rent Reviews:

3.09	IT IS HEREBY AGREED AND DECLARED that:

(a)	The Annual rent hereby reserved and the monthly instalment thereof shall be reviewed yearly on the 15th day of October in each year of the said term and any option period or holding over period (the "review date") the first review to be made on the 15th day of October 2012.

(b)	The Yearly rent payable for the ensuing year on and from each review date shall be the sum calculated in accordance with the following formula:

New Rent	=	Base Rent	X	New CPI
Base CPI

where for the purpose of this Clause:

"New Rent" means	The yearly rent payable for the ensuing year from the date of each review.

"Base Rent" means	The yearly rent payable for the first year of the term hereby granted.

"Base CPI" means	The Consumer Price Index Number last published as at the COMMENCING DATE hereof.

"New CPI" means	The Consumer Price Index Number last published as each Review Date.

"The Consumer Price
Index Number" means	The figure for Sydney of the Consumer Price Index (all groups) published by the Australian Commonwealth Bureau of Census and Statistics from time to time.

(c)	PROVIDED THAT if during the currency of this Lease the Consumer Price Index Number shall cease to be published, then this clause shall be read and construed as if the words “the figure for Sydney of the Consumer Price Index (All Groups) published by the Australian Commonwealth Bureau of Census and Statistics” appearing in this Clause were deleted and the following words were substituted therefore namely “the index or indices as in the opinion of the Actuary of Westpac Banking Corporation will most nearly reflect changes in the prevailing levels of prices in Sydney” to the effect that the Consumer Price Index shall be deemed to be identical with the index or indices calculated by the said Actuary as herein provided.

(d)	PROVIDED FURTHER THAT should there be no such Consumer Price Index Number current at any Review Date then the rent hereby reserved and the monthly instalment thereof shall be altered on each subsequent Review Date by such amount as shall be determined as a proper rent of the premises having regard to the current market rental value by a specialist retail valuer nominated by the President of the Real Estate Institute of New South Wales or its successor on the application of either party and

(i)	any such determination when made shall be deemed to have been made by such Valuer as an expert and not as an Arbitrator;

(ii)	the costs of any such determination shall be paid by the Lessor and Lessee in equal shares;

(iii)	any change in the rent resulting therefrom shall take effect on and from the relevant Review Date and be payable by the Lessee to the Lessor.

Goods and Services Tax:

3.10	In this clause:

(a)	"GST" means a goods and services tax under A New Tax System (Goods and Services Tax Imposition-Goods) Act (1999) as amended and related legislation.

(b)	The rental referred to in Item 1 of the Reference Schedule is exclusive of GST.

(c)	The Lessee must pay to the Lessor all GST payable by the Lessor under this Lease and the Lessor must provide the Lessee with a tax invoice as required under A New Tax System (Goods and Services Tax Goods Act (1999).

(d)	The Lessee must pay the GST with the monthly payment of rent.

(e)	Except in the case of manifest error, the amount of GST payable under this Lease as notified by the Lessor shall be conclusive.

Option to Renew:

3.11 (a)	The Lessor will on the written request of the Lessee, made not more than six (6) months and not less than three (3) months before the expiration of this Lease, and provided that there shall not be at the time of giving the aforesaid request any existing breach or non-observance of any -of the covenants or terms or conditions herein contained or implied AND PROVIDED THAT all rent and other monies payable by the Lessee pursuant to this Lease shall have been paid on or by the due date, grant to the Lessee a Lease of the premises (hereinafter referred to as "the New Lease") for a further term as set out in Item 7 containing like provisions except for:

(i)	the commencement and termination dates;
(ii)	Item 1 in the Reference Schedule shall be amended to reflect the new rental determined in accordance with sub-clause (b) hereof;
(iii)	Item 5 of the Reference Schedule shall be amended by the deletion of the amount therein contained and the insertion of the equivalent amount of three (3) months rental; and
(iv)	Deletion of this clause 3.11 and 18.27;

AND FURTHER PROVIDED THAT the Lessee will be obliged to lease the Premises pursuant to the aforesaid conditions for the new term upon it giving the aforesaid written request to the Lessor.

(b)	The annual rental payable by the Lessee on and from the date of 'the commencement of the New Lease shall be a new rental (hereinafter referred to as "the New Rental"). The Lessor or its agent shall notify the Lessee in writing of the New Rental which shall be the then current market rental of the demised premises and should the Lessee not agree to the New Rental so determined by the Lessor then such New Rental shall be the current market rental of the demised premises on the date from which such New Rental would have been payable if the Lessee had agreed as aforesaid, as certified by a Certified Practising Valuer nominated by the President for the time being of the Australian Property Institute Inc. (NSW Division), who shall act as an expert and not as an arbitrator, with the cost of such determination being borne equally by the Lessor and the Lessee.

(c)	The Valuer must determine the New Rental within one month of being appointed.

(d)	In determining the New Rental, the Valuer must determine the New Rental for the Premises as at the date of the commencement of the New Lease being the rent that would reasonably be expected to be paid for the Premises, as between a willing lessor and a willing lessee in an arms length transaction (where the parties are acting knowledgeably, prudently and without compulsion), determined on an effective rent basis having regard to the following matters:

(i)	the provisions of this Lease;
(ii)	the rent that would reasonably be expected to be paid for the Premise if it was unoccupied and offered for renting for such use or uses as may be permissible under the relevant local government authorities planning codes for the area in which the Premises are located;
(iii)	the. rent payable by the Lessee and the fact that the Lessee is or is not required to pay outgoings under the Lease;
(iv)	have regard to rates of rents and incentives payable for comparable premises in comparable locations;
(v)	consider the Premises as available for use for any purpose for which the Premises may be used in accordance with this Lease and all relevant laws and local government authorities planning codes;
(vi)	have regard for the fact that the Lease is a gross rent Lease;

(vii)	assume that all covenants on the part of the Lessee and the Lessor in the Lease have been fully performed and observed on time
(viii)	if the Premises have been damaged, destroyed or rendered inaccessible in whole or part, assume that the have been reinstated or made accessible (as appropriate);
(ix)	disregard:

(A)	the value of any goodwill created by the Lessee's use or occupation of the Premises;
(B)	any impaired condition of the Premises if that condition results from any work carried out or not carried out by the Lessee or from any breach under this Lease by the Lessee; and
(C)	Any sublease or other sub-tenancy agreement or occupational arrangement in respect of any part of the Premises and any rental, fees or money payable under any of them.

PART 4 - SECURITY DEPOSIT AND CHARGES OTHER THAN RENT

Bank Guarantee:

4.01	The Lessee shall on the signing of this Lease deposit with the Lessor the sin specified in Item 5 of the Reference Schedule (hereinafter called "the Security Deposit") as security for the due and punctual observance and performance of the covenants obligations and provisions on the Lessee's part contained herein. The Security Deposit shall be provided by way of an unconditional Bank Guarantee given by an Australian domiciled Bank carrying on business in New South Wales.

Security Bond:

4.02	The Lessee shall on the signing of this Lease deposit with the Lessor by way of the cash or or unendorsed bank cheque the sum specified in Item 6 of the Reference Schedule (hereinafter called "the Security Bond") as security for the due and punctual observance and performance of all the covenants obligations and provisions on the Lessee's part contained herein.

Claim On Security Deposit or Security Bond:

4.03	If at any time the Lessee fails to duly and punctually observe and perform all or any of the covenants obligations and provisions on the Lessee's part contained in the Lease then the Lessor may at its discretion at any time appropriate and apply so much of either part or the whole of either or both the Security Deposit and Security Bond (hereinafter called the "Security") as may be necessary in the opinion of the Lessor to compensate the Lessor for loss or damage sustained or suffered by the Lesson: by reason of such breach by the Lessee. Any such appropriation by the Lessor shall not be deemed to and shall not operate to waive the Lessee's breach and shall not prejudice any other right of the Lessor arising from such breach. Should the Security or any portion thereof be appropriated by the Lessor as aforesaid then the Lessee shall within seven (7) days from the date of demand by the Lessor pay to the Lessor the . amount of the sum so appropriated in order to reinstate the Security. Should the Lessee comply with all the said covenants obligations and provisions and duly and punctually pay all of the rental reserved and all other sums payable by the Lessee to the Lessor herein, the Security less any sums appropriated by the Lessor in accordance with this clause and not reinstated shall be refunded to the Lessee on the Lessees vacating of the Premises on the expiration of the term or of any holding over period or upon the termination of this Lease. Further, the Lessor shall be at liberty to pay the Security less any sums appropriated by the Lessor in accordance with this clause and not reinstated, to any assignee or transferee of the Lessor's interest in the Premises in the event that such interest of the Lessor's is assigned or transferred and thereupon the Lessor shall be discharged from all liability to the Lessee or any other person with respect to the Security.

Telephone, Electricity Charges etc.:

4.04	The Lessee shall pay to the proper authorities all charges for telephones installed in and electricity and gas consumed on the Premises and for all water usage and trade waste charges and if the Lessee shall make default in the payment thereof it shall be optional for the Lessor to pay the same and in addition to the Lessor's other remedies it shall be lawful for the Lessor to recover the amount so paid as if the same was overdue rent hereunder.

Electricity Charges for Lessee's Signs:

4.05	If the Lessee has erected any illuminated sign which is not connected to the Lessor's own meter the cost of electricity consumed by such sign shall be apportioned by the Lessor and the Lessee shall pay the proportion attributable to such sign to the Lessor within fourteen (14) days of demand by the Lessor together with any additional fee payable in respect of reading the meter.

Lessee to Pay Increases in Outgoings:

4.06	In addition to the annual rent hereinbefore provided, the Lessee shall in respect of each year or part of a year of the Lease reimburse and pay on demand and without any deduction whatsoever to the Lessor each of the respective items of outgoings referred to in Item 8(a) of the Reference Schedule which are levied, assessed or charged against the Lessor in respect of the demised premises in the amount equivalent to the percentage referred to in Item 8(b) of the Reference Schedule.

PART 5 – DESTRUCTION OR PARTIAL DESTRUCTION OF PREMISES

Fire, Flood etc.:

5.01	If either the whole or any part of the Building shall be resumed or compulsorily acquired by any competent authority or be destroyed or damaged by fire, flood, lightning, storm, tempest or other disabling cause so as to render the Premises during the term substantially unfit for the use and occupation of the Lessee or so as to deprive the Lessee of the substantial use of the same or so as to render the rebuilding or reconstruction of the Building in its previous form impractical or undesirable in the opinion of the Lessor then:

(a)	This Lease may be terminated without compensation by either the Lessor or the Lessee by notice in writing to the other PROVIDED ALWAYS that in the latter case the Lessor shall have failed to rebuild or reinstate the Premises within a reasonable time after being requested so to do in writing by the Lessee.

(b)	Any such termination as aforesaid shall be without prejudice to the rights of either party in respect of any antecedent breach matter or thing.

(c)	Nothing herein contained or implied shall be deemed to impose any obligation upon the Lessor to rebuild or reinstate or make fit for occupation the Premises.

(d)	Upon the happening of any such damage or destruction as aforesaid the total yearly rent hereby reserved or a proportionate part thereof according to the nature and extent of the damage sustained shall abate until the Premises shall have been rebuilt or reinstated or made fit for the occupation and use of the Lessee or until the Lease shall be terminated pursuant to the provisions of sub-clause (a) of this clause as the case may be.

(e)	In the event of any dispute arising out of this clause the same shall be referred to mediation under the provisions of the laws for the time being in force in the State of New South Wales.

Notwithstanding anything in this clause express or implied the Lessee shall have no such right of termination and rent shall not abate if the destruction or damage was caused or contributed to by the Lessee or any clerk, servant, licensee, invitee, employee or agent of the Lessee.

PART 6 - ASSIGNMENT

Restriction on Assignment, Sub-letting etc.:

6.01	The Lessee covenants not to assign this Lease except in accordance with the provisions contained in this clause.

Furnishing of Disclosure Statement

6.02	If the Lessee desires to assign this Lease:

(a)	The Lessee shall, before requesting the Lessor's consent, furnish the proposed assignee with a copy of any disclosure statement given to the Lessee in respect of the Lease, together with details of any changes that have occurred in respect of the information contained in that disclosure statement since it was given to the Lessee (being changes of which the Lessee is aware or could reasonably be expected to be aware):

(b)	If the Lessee cannot provide the proposed assignee with a copy of the disclosure statement, the Lessee may request the Lessor to provide a copy of that disclosure statement, and if the Lessor is unable or unwilling to provide that copy within 14 days after the request the Lessee need not comply with sub clause 6.02(a).

(c)	The Lessee shall request the Lessor's consent to the assignment of this Lease in writing and shall furnish with that request:

(i)	information regarding the financial resources and financial standing and the business experience and retailing skills of the proposed assignee;

(ii)	particulars of the use of the Leased premises intended by the proposed assignee;

(iii)	confirmation that the Lessee complied with sub-clause 6.02(a) of this Clause.

Lessors Enquiries

6.03	The Lessor:

(a)	Agrees to deal expeditiously with the Lessee's request for consent to assign this Lease;

(b)	Is entitled to require the Lessee to furnish to the Lessor:

(i)	details of the Lessee's financial resources and retailing skills at the time of the request for consent;

(ii)	such further information as the Lessor may reasonably require concerning the financial standing and business experience of the proposed assignee;

(c)	Is entitled to withhold consent to the assignment of this Lease in any of the following circumstances;

(i)	if the proposed assignee proposes to change the use to which the premises is put (unless the Lessor consents to the change of use in accordance with the provisions of this Lease);

(ii)	if the proposed assignee has financial resources and retailing skills that are inferior to those of the Lessee;

(iii)	if the Lessee has failed to comply with the provisions contained in this clause for requesting and obtaining consent to the assignment.

Requirements of Lessee and Assignee

6.04	For the purposes of the Lessee making a request and the Lessor considering that request under this clause:

(a)	The retailing skills of the assignee, if it is a corporation, include the retailing skills of those of its directors who have actively participated in the assignee's business and intend to actively participate in the business in the Leased premises;

(b)	If the Lessor consents to a change of use by the assignee, the assignee's retail' ..1g skills for that use should be compared with the Lessee's retailing skills for the Lessee's use of the Leased premises.

Lessees and Assignees Obligations

6.05

(a)	The Lessor may require the assignee to execute an instrument in which the assignee will assume liability under the Lease for the residue of the Lease term.

(b)	If the assignee is a corporation whose shares are not listed on an Australian Stock Exchange, the Lessor may require as a condition of the Lessor's consent to the assignment that not less than two of its directors or shareholders (chosen by the Lessor) execute personal guarantees in respect of the payment of rent and the observance and performance of Lease covenants by the Assignee during me Lease term.

(c)	The Lessee will pay the Lessor's reasonable legal and other expenses of investigating the Lessee's application for consent and of preparing, executing, stamping and registering all the required instruments or dealings and the costs of obtaining the mortgagee's consent.

Lessors Response

6.06	If the Lessee has complied with the requirements of this clause, the Lessor shall indicate, within 42 days after the Lessee shall have made its request under sub-clause 6.02(c) and furnished any further details required under sub-clause 6.03(b) whether the Lessor consents or withholds consent. If the Lessor does not provide t. at indication within 42 days, it shall be taken to have consented to the assignment, subject to the conditions in Clause 6.05.

Deemed Assignment Where Lessee is a Company:

6.07	Where the Lessee is a corporation the shares in which are not listed on any member exchange of the Australian Associated Stock Exchanges and there is any alteration in the beneficial ownership of or issue of further shares in the share capital of the Lessee which in the reasonable opinion of the Lessor alters the effective control of the Lessee from the control thereof at the date of this Lease such change in control of the Lessee shall be deemed to be an assignment of this Lease.

Assignment of Benefit of Lessee's Obligations:

6.08	Subject to the provisions of Clauses 6.01 to 6.06 (inclusive), if the Lessor transfers or assigns its interest in this Lease or the land or the reversion of the Lease, the Lessee will also be entitled to assign the benefit of all obligations of the Lessee under this Lease and:

(a)	Any bank guarantee which is then in place may be assigned to the transferee or assignee;

(b)	The Lessee shall, if requested by the Lessor, at the expense of the Lessee either:

(i)	enter into a deed with any transferee or assignee to protect that assignment; or

(ii)	provide a replacement bank guarantee in the form acceptable to the Lessor in favour of the transferee or assignee.

(c)	The Security Deposit and/or the Security Bond (hereinafter called "the Security") will be deemed to have been assigned to the assignee or transferee; and

(d)	The owner of the reversion of this Lease at the expiry or termination of this Lease or any renewal will be liable for the repayment of the Security, and the Lessor will have no personal liability to the Lessee or to any assignee of the reversion for repayment of the Security whether that owner has or has not acquired control of the Security.

6.09	Subletting, Parting with Possession etc.

The Lessee will not during the continuance of this Lease mortgage, charge .or otherwise deal with the Lessee's interest in the premises, sublet or part with possession of or grant any license affecting the premises without the Lessors written consent.

PART 7 - INSURANCE

Plate Glass:

7.01	The Lessee shall insure and keep insured in the name of the Lessee noting the interest of the Lessor thereon and in such amount (not being less than the full insurable value) and against such risks as the Lessor may reasonably require all plate glass, windows, doors, displays, showcases and other glass forming part of the Premises.

Public Liability:

7.02	The Lessee shall effect and keep effected in the name of the Lessee noting the interest of the Lessor thereon in respect of the Premises at all times during the continuance of this Lease a public liability policy in such amount as may be reasonably required from time to time by the Lessor but in any event not less than the amount set out in Item 2 of the Reference Schedule.

Stock and Fixtures:

7.03	The Lessee will insure and keep insured during the continuance of this Lease the goods if any comprising the Lessee's stock-in-trade and the Lessee's fixtures, fittings and exterior signs in or about the Premises to the full insurable value thereof against such risks (including fire, damage and water) as the Lessor may reasonably nominate in writing.

Workers Compensation:

7.04	The Lessee will keep in force during the continuance of this Lease a policy of insurance or indemnity for the full amount of his legal liability under the Workers' Compensation Act 1926 (as amended) to each person employed by him in the business conducted in and from the Premises who is a "worker" within the meaning of the said Act.

Not to Increase Risk:

7.05	The Lessee shall not bring to or do or suffer to be done or allow any act matter or thing on the Premises or keep anything in the Premises whereby any fire or other insurances on the Building may be rendered void or voidable (except with the approval in writing of the Lessor) or whereby the rate of fire or other insurance in respect of the Building or any property therein may be increased or which may conflict with the laws or regulations relating to fires or any insurance policy upon the Building or any property therein, or the regulations or ordinances of any public authority or the provisions of any Statute for the time being in force.

Additional Premium:

7.06	The Lessee will pay to the Lessor upon demand all additional premiums of insurance on the Building and on any property therein on account of extra risk caused by the use to which the Premises are put by the Lessee and the Lessee will comply promptly at the Lessee's expense with all the requirements of the insurer company in relation to the installation, cleaning and maintenance of exhaust systems (if any) and other fire prevention equipment installed or as required by the insurance company to be installed in the Premises due to the use of the Premises by the Lessee.

Reputable Insurer:

7.07	All policies of insurance required to be effected by the Lessee hereunder whether in respect of the property or risk either by the Lessor or the Lessee shall be taken out . with a reputable insurance office or company of sound financial standing approved by the Lessor which approval shall not be unreasonably withheld.

Evidence of Insurance:

7.08	The Lessee shall whenever requested so to do by the Lessor produce to the Lessor the insurance policies abovementioned and evidence of the currency thereof.

Compliance with Fire Regulations:

7.09	The Lessee, at his cost, must comply with all insurance, sprinkler, security and fire alarm regulations (and the requirements of all relevant authorities for the installation, maintenance and servicing of all fire equipment) in respect of or arising from the Lessee's (or the Lessee's Sublessees or Licensee) particular use or occupation of the Premises including fire blankets and fire extinguishers, and any reasonable request in writing made by the Lessor in respect of such compliance. Provided further that where the Lessor has supplied fire equipment to the Premises and the Lessor is by Law required to service it then the Lessor for himself and/or his agents shall have ''the right of access to the Premises for maintenance and service of such equipment.

Compliance with Lessor's Safety Requirement:

7.10	The Lessee must within ten (10) business days of written demand pay to the Lessor the cost of any alteration to the sprinkler, security or fire alarm installations or for the provision of additional fire· safety or fire fighting equipment which may, in the reasonable opinion of the Lessor, become necessary or desirable by reason of the non-compliance by the Lessee with the then current recommendations of the Insurance Council of Australia or the requirements of the Lessor's insurer or any local or other authority.

Lessee's Alteration to Safety Systems:

7.11	The Lessee will not, without the Lessor's written consent and subject to the Lessee's obligations under clauses 7.06, 7.09 and 7.10 hereto, in any manner interfere with, alter or remove any part or component of the ventilation system, fire alarm system, sprinkler system or fire fighting equipment now installed or hereafter to be installed. in the Premises by the Lessor.

PART 8 - TERMINATION, DEFAULT ETC.

Yield Up Possession:

8.01	The Lessee shall at the expiration or sooner determination of the Lease peaceably surrender and yield up to the Lessor the whole of the Premises in good and substantial repair, order and condition (having regard to the condition thereof at the commencement of the Lease) and clean and free from rubbish (damage by fire, flood, lightning, storm, tempest, Act of God, war and reasonable wear and tear only excepted).

Essential Terms:

8.02	The parties expressly agree and declare that each of the covenants which are specified in this sub-clause are essential terms of the Lease:

(a) (i)	the covenant to pay rent throughout the Lease term at a date not later than seven (7) days after the due date for the payment of each monthly instalment of rent (clauses 3.01, 3.02, 3.04 and 3.05).

(ii)	the covenant to pay outgoings (clause 4.06)

(iii)	the covenant as to assignment of the Lease (Part 6).

(iv)	the covenant as to the use of the Premises (clauses 2.02 and 2.03). (v) the covenants as to insurance (clauses 7.01 to 7.11).

(b)	In respect of the Lessee's obligation to pay rent, the acceptance by the Lessor of arrears or of any late payment of rent shall not constitute a waiver of the essentiality of the Lessee's obligation to pay rent in respect of those arrears or of the late payments or in respect of the Lessee's continuing obligation to pay rent during the Lease term.

(c)	The Lessee covenants to compensate the Lessor in respect of any breach of an essential term of this Lease and the Lessor is entitled to recover damages from the Lessee in respect of such breaches. The Lessor's entitlement under this clause is in addition to any other remedy or entitlement to which the Lessor is entitled (including to terminate this Lease).

Damages for Repudiation:

8.03

(a)	In the event that the Lessee's conduct (whether acts or omissions) constitutes a repudiation of the Lease (or of the Lessee's obligations under the Lease) or constitutes a breach of any Lease covenants, the Lessee covenants to compensate the Lessor for the loss or damage suffered by reason of such repudiation or breach. ·

(b)	The Lessor shall be entitled to recover damages against the Lessee in respect of repudiation or breach of covenant for the damage suffered by the Lessor during the entire term of this Lease.

(c)	The Lessor's entitlement to recover damages shall not be affected or limited by any of the following:

(i)	if the Lessee shall abandon or vacate the Premises;

(ii)	if the Lessor shall elect to re-enter or to terminate the Lease; (iii) if the Lessor shall accept the Lessee's repudiation;

(iv)	if the party's conduct shall constitute a surrender by operation of law.

(d)	The Lessor shall be entitled to institute legal proceedings claiming damages against the Lessee in respect of the entire Lease term, including the periods before and after the Lessee has vacated the Premises and before and after the abandonment, termination, repudiation, acceptance of repudiation or surrender by operation of law referred to in sub-clause 8.03(c) whether the proceedings are instituted either before or after such conduct.

Director etc. may act for Company:

8.04	The right of re-entry hereunder may be exercised on behalf of the Lessor (if a company) by any director, secretary, officer or manager or by any person authorised in writing by such director, manager or secretary.

Weekly Tenancy:

8.05	That upon the powers of re-entry granted by clause 3.04 hereof becoming exercisable the tenancy hereby created shall at the option of the Lessor (to be exercised by notice in writing to the Lessee) thereby become a tenancy from week to week and be terminable by one (1) week's notice to quit in writing.

PART 9 - INDEMNITIES

Injury on Premises:

9.01	The Lessee shall indemnify and hold harmless the Lessor from and against all damages, sums of money, costs, charges expenses, actions, claims and demands which may be sustained or suffered or recovered or made against the Lessor by any person for any injury such person shall sustain when using, entering, leaving any portion of the Building of which the Premises form a part limited to the circumstances where whether the injury arises or has arisen as the result of the negligence of or as a result of the creation of some dangerous thing or state of affairs by the Lessee or by any clerk, servant, licensee, invitee, workman, employee, agent, customer, visitor or patron of the Lessee. except in the case of the negligent act or omission of the Lessor and whether the existence of such dangerous thing or state of affairs was known or ought to have been known to the Lessor or not.

Damage to Premises:

9.02	The Lessee shall indemnify and hold harmless the Lessor from and against all loss and damage to the Premises caused by the negligent use or misuse or abuse of water, gas or electricity supplied to the Lessee in connection with the Premises or any faulty water, gas or electric light or power fittings or fixtures of the same which may be in the control of the Lessee and the Lessee will give to the Lessor prompt written notice of any accident to or defects in the water pipes, gas pipes, electric light and power wiring and fittings.

Damaged Merchandise:

9.03	If any merchandise or any other property which may be in the Premises during the said term shall be damaged or destroyed by the negligent use or misuse, waste or abuse of water, gas, petrol or electricity or by faulty water, gas or electric (light or power) or oil fittings or fixtures or from or by the overflow of water, sewerage. or other matter which may leak into or issue from any part of the Premises or from only adjoining or neighbouring land or building or the Building of which the Premises form part (including the roof or any pipe attached or connected with or appurtenance. to the said adjoining or neighbouring land or building) no part of the loss or damage occasioned by such injury or destruction shall be borne by the Lessor provided that such loss or damage was not caused or contributed to by the Lessor, the Lessor's agents, contractors or invitees.

Lessor Not Liable:

9.04	Notwithstanding any implication or rule or law to the contrary the Lessor shall not be liable for any damage or loss the Lessee may suffer by any act default or neglect· of the Lessor or any other person:

(a)	In carrying out the powers, authorities, and provisions herein contained or otherwise with respect to the Premises; or

(b)	By reason of the Lessor neglecting to do something to the Premises or to the Building of which the Premises form part and which as between the Lessor and Lessee he might be legally liable to do.

PART 10 - GUARANTEE

Guarantee:

10.01	The Guarantor named in Item 4 of the Reference Schedule, so as to bind himself, his heirs, executors, administrators and assigns, HEREBY COVENANTS with the Lessor that in consideration of the Lessor entering into the Lease at the Guarantor's request (which request the Guarantor by his execution hereof hereby acknowledges) the said Guarantor (in the case of a company, the directors of the company) does hereby guarantee to the Lessor the due payment of all moneys hereby covenanted or agreed to be paid and the due performance, observance and fulfilment by the Lessee of all covenants, terms, provisions and conditions herein contained or implied and ·in the part of the Lessee to be performed, observed and fulfilled, and in particular without limiting the generality of the guarantee hereby given it is agreed that:

(a)	In the event of default by the Lessee in payment of any moneys due and payable by it pursuant to this Lease then as regards such moneys the Guarantor shall be deemed to become a principal debtor to the Lessor and the Guarantor shall forthwith upon the occurrence of such default pay such moneys to the Lessor.

(b)	The guarantee hereby granted shall be deemed to extend to all costs, fees, expenses and other moneys which the Lessor may incur in enforcing or attempting to enforce against the Lessee the terms of this Lease and the observance and performance by the Lessee of its several obligations and duties or any of them to be observed fulfilled or performed pursuant to this Lease or in the recovery or attempted recovery from the Lessee of any moneys which may be payable by the Lessee pursuant to this Lease.

(c)	The guarantee hereby granted shall be deemed to extend to and cover the payment to the Lessor of all moneys by way of damages or compensation for any breach or non-observance (should such breach or non-observance occur) by the Lessee of the terms of this Lease.

Guarantors Indemnity in Favour of the Lessor:

10.02	The Guarantor hereby indemnifies the Lessor and agrees at all times hereafter to keep the Lessor indemnified from and against all damages and all claims, costs, losses, expenses or obligations, direct or indirect, which the Lessor may suffer or incur consequent upon or arising directly or indirectly out of any breach or non-observance by the Lessee of any of the covenants, terms, provisions or conditions contained or implied in this Lease or any extension or renewal thereof and on the part of the Lessee to be performed, observed or fulfilled.

Guarantors Obligations Not Limited:

10.03	Without limiting the generality of any other provision of this Lease the rights, remedies and recourse of the Lessor pursuant to this Part 10 shall not in any way be prejudiced or affected and shall remain fully enforceable and the liability of the Guarantor hereunder shall not be abrogated; prejudiced, limited or affected notwithstanding any one or more of the following circumstances:

(a)	the granting of any time, credit, forbearance, indulgence or concession at any time by the Lessor to the Lessee or any Guarantor;

(b)	any absolute or partial release of the Lessee or any one or more Guarantor or any compromise with the Lessee or any one or more Guarantor;

(c)	any variation of the provisions of this Lease or any extension or renewal thereof or holding over of the term or other continued occupation of the Premises by the Lessee;

(d)	any composition, compromise, release, discharge, arrangement, abandonment, waiver, variation, relinquishment or renewal of any security or right by the Lessor;

(e)	any assignment or sub-lease of the Premises or any part thereof excluding the circumstances in which the Lessor obtains substitute guarantors pursuant to an assignment or sub lease of the premises;

(f)	any determination of the Lease (whether by effluxion of time, re-entry, forfeiture, surrender or otherwise);

(g)	the fact that the several rentals and other moneys hereby reserved or any part thereof may not be recoverable or may cease to be recoverable or may never have been recoverable or that any transaction affecting in any way the several rentals and such other moneys or the obligations contained in or secured by this Lease are void, voidable or unenforceable in whole or in part whether initially or otherwise;

(h)	the death, disability, bankruptcy, infancy, deed of arrangement, assignment or composition for the benefit of creditors, winding-up, scheme of arrangement, reduction of capital, capital reconstruction, or the appointment of a receiver and manager (whether by the Court or under the powers contained in any instrument) or official management of the Lessee or any Guarantor or notice of any of the preceding circumstances;

(i)	the fact that one or more of the persons named herein as a Guarantor may never execute this Lease as Guarantor or that the execution of this Lease by any one or more of such Guarantor (other than the person sought to be made liable hereunder) is or may become unenforceable, void or voidable;

(j)	any exercise or purported exercise by the Lessor of its right of re-entry;

AND EACH of the above circumstances shall be construed separately and independently and shall not be limited by the provisions of any other clause.

Guarantee Irrevocable and Continuing:

10.04	This Guarantee and Indemnity shall be irrevocable and continuing and shall extend to cover all obligations of the Lessee to the Lessor howsoever arising and it shall continue and remain in full force and effect until the due performance, observance and fulfilment by the Lessee of all the covenants, terms, provisions and conditions on the part of the Lessee to be performed, observed and fulfilled in accordance with the terms hereof.

Guarantors Obligations to Lessor not Prejudiced:

10.05	Neither the Guarantor's liability nor the Lessor's rights under this Guarantee and Indemnity or otherwise shall be prejudiced or discharged by any act or omission or any event of any description which might otherwise have the effect (whether at law, in equity or under statute) of prejudicing or discharging the liability of the Guarantor hereunder either as a guarantor or principal debtor or as an indemnifier.

Statutory Provisions:

10.06	The Guarantor further agrees that any payment made to the Lessor that is later avoided by any statutory provision shall be deemed not to have discharged the Guarantor's liability and in any such event the Lessor, the Lessee and the Guarantor shall be restored to the rights which each respectively would have had if the payment had not been made.

Appointment of Liquidator:

10.07

(a)	The Guarantor hereby agrees to indemnify and keep indemnified the Lessor against all losses, claims, costs, expenses, damages or obligations, direct or indirect, sustained or incurred by the Lessor in consequence of any disclaimer of this Lease by a Liquidator of the Lessee for the residue of the term which would have remained if there had been no disclaimer;

(b)	The Guarantor shall not prove or claim in any such liquidation, composition, arrangement or assignment or in respect of such appointment until the Lessor has received one hundred cents in the dollar in respect of the moneys due, owing or payable by the Lessee to the Lessor and the Guarantor shall hold in trust for the Lessor such proof and claim and any dividend received thereon.

Joint and Several:

10.08	Where two or more persons are Guarantors hereunder, the provisions hereof and the obligations and agreements on their part contained herein referred to and shall bind them and any two or greater number of them jointly and each of them severally.

Assignment of Benefit of Guarantee:

10.09

(a)	In the event that the land or the Lessor's interest in this Lease is transferred or assigned then the benefit of this Guarantee and Indemnity shall extend to me transferee or assignee and the· benefit of this Guarantee and Indemnity shall enure for the benefit of the Transferee/Assignee notwithstanding any such transfer or assignment.

(b)	In addition to the provisions of sub-clause 10.09(a) above the Guarantor shall, if requested by the Lessor, at the expense of the Lessor promptly enter into a Deed with any transferee or assignee from the Lessor in terms substantially similar to this Part 10 (including this clause).

PART 11- REPAIRS AND MAINTENANCE

Lessee to Repair and Maintain Premises:

11.01	The Lessee shall during the whole term of this Lease and otherwise so long as the Lessee may remain in possession or occupation of the Premises and when, where and so often as the need arises keep and maintain the whole of the interior of the Premises and all fixtures and fittings (including any carpets, curtains and blinds) installed or provided by the Lessor in good and substantial repair, order and condition (having regard to their condition at the commencement of the Lease or where this Lease is a renewal then in the condition at the commencement of the initial term) and at the expiration or sooner determination of the term of this Lease shall yield up the Premises and the fixtures and fittings of the Lessor in good repair, order and condition, reasonable wear and tear excepted.

No Alterations etc.:

11.02	The Lessee shall not without the written consent of the Lessor make any alteration or addition in or to the Premises or any of the Lessor's fixtures or fittings therein or deface any part thereof PROVIDED ALWAYS that in the event that the Lessor so consents then any such alteration and/or additions shall be carried out in a proper and workmanlike manner and in accordance with the requirements of the relevant authorities under the supervision and to the reasonable satisfaction of the Lessor's architect whose fee shall be paid by the Lessee.

Not to Deface Walls etc.:

11.03	The Lessee shall not cut, make holes in, mark, deface, drill or damage the floors, walls, ceilings or other parts of the Premises except so far as may be reasonably necessary for the erection of signs, blinds, awnings or shop fittings approved by the Lessor in writing and if such consent is given, the Lessee shall observe and comply with the requirements of the Lessor and all relevant government or other competent authorities. Subject to clause 14, the Lessee shall at its own cost and expense reinstate, repair and make good any damage caused by the erection or removal of such signs, blinds, awnings or shop fittings

Roof and Facia:

11.04	The Lessor expressly reserves the sole and exclusive right to the use of the roof and fascia and all external surfaces of the Building including the right to erect and display advertising signs thereon provided that all such advertising signs do not obscure the Lessee's shop front or signage for the premises.

Removal of Signs:

11.05	Upon the expiration or sooner determination of the said term the Lessee shall at his own expense remove all lettering and distinctive marks or signs erected, affixed or inscribed by the Lessee or by the Lessor for the Lessee on any of the doors, walls or windows of the Premises and shall make good any damage or disfigurement caused to such doors, walls or windows by reason of such removal. Should the Lessee fail to remove such lettering, markings or signs, or make good any damage or disfigurement arising from such removal, then the Lessor by itself and/or by those authorised by it, may attend to all or any of the required work and/or repairs and in addition to the Lessors other remedies recover from the Lessee the cost of such work and repairs as if the same were overdue charges and the provisions of Clause 3.05 under this Lease with regard to interest on overdue charges shall apply.

To Comply with Notices:

11.06	That the Lessee will comply with and relieve the Lessor from all liability in respect of the requirements of any notice issued by any government department or statutory or municipal authority in relation to all alterations, additions, conveniences and/or repairs to the Premises including works of a structural nature or for use in connection therewith occasioned by reason of the nature of the particular business carried on·by the Lessee in the said Premises or the number of persons employed by the Lessee therein or using or occupying the same or by reason of the nature of the Lessee's occupation of the said Premises AND so far as the same are applicable to the said Premises and the business carried on therein by the Lessee, the Lessee will observe and conform to the rules and regulations of the Factories and Shops Act or any other Act or regulation or by-law which may be in force during the said term PROVIDED THAT all notices received by the Lessor from any of the above authorities shall within a reasonable time after receipt thereof by the Lessor be served on the Lessee.

To Keep Clean:

11.07	The Lessee will keep the Premises in a thorough state of cleanliness and shall not allow any accumulation of useless property or rubbish therein and shall keep all trade waste, trash and garbage in proper receptacles and arrange for the regular removal thereof from the Premises, and shall at his own expense employ staff for the regular cleaning of the interior of the Premises and the exterior surface of the windows and shop fronts.

Use of Sinks, Drains and Toilets:

11.08	The Lessee shall not use or permit to be used the toilets, sinks, drains, and other plumbing facilities in the Premises and/or the Building of which the Premises forms part for any other purposes other than those for which they were provided and shall not deposit nor permit to be deposited therein any sweepings, rubbish or other matter therein and any damage caused by misuse shall be made good by the Lessee at its expense forthwith.

To Keep Drains Clear:

11.09	The Lessee will at its own expense keep all drains, basins and sewer lines, grease traps and septic tanks in or about the Premises clean and free from chokage and shall at his own expense cause such grease traps and septic tanks to be emptied and cleaned when required and shall clear any chokage and upon any such chokage shall notify the Lessor immediately.

To Maintain Pipes and Electrical Installations:

11.10	The Lessee will maintain at his own expense the water, sewerage and drainage pipes and installations and electrical installations of the Premises in good repair and working order excluding circumstances of fair wear and tear.

Maintain the Grounds:

11.11	Where applicable the Lessee will maintain and leave the grounds in good order and condition in accordance with the requirements of the Local Council and not allow trees, shrubs or ornamental plants to be damaged or removed and where there are grassed and landscaped areas, will keep the grass properly mown and will at its own expense replace any trees, ornamental plants or shrubs damaged or destroyed with trees, ornamental plants or shrubs of equal quality and value.

11.12	DELETED.

Damage to Premises:

11.13	In the event of any damage to the said Premises or fixtures or equipment therein being caused by the Lessee his employees or customers whether deliberate or accidental then such damage shall be repaired and replaced and put in good condition by the Lessee at his expense to the satisfaction of the Lessor.

Repair Glass:

11.14	The Lessee shall immediately repair and replace all broken glass (with glass of the same or similar quality) and all damaged lighting installed upon the Premises.

Pests:

11.15	The Lessee shall take all reasonable precautions to keep the Premises free from rodents, insects, pests, birds and animals and for such purposes shall arrange an inspection and report of the Premises each year of the term by a recognised pest exterminator and shall comply with any recommendations of such pest exterminator and shall promptly send to the Lessor copies of such reports by the pest exterminator as to the completion of any works which have been recommended and in default the Lessor may employ a pest exterminator for such purposes and the Lessee shall on demand pay to the Lessor the amount of the fees of such pest exterminator.

Illness:

11.16	Should any infectious illness transpire in or about the Premises the Lessee shall forthwith give notice thereof in writing to the Lessor and thoroughly fumigate and disinfect the Premises at his own expense and to the satisfaction of the local Health Officer.

Right to View Premises:

11.17	The Lessor may when and as often as he shall require and with reasonable notice at all reasonable times, except in case of emergency as determined in the Lessor's sole opinion when no notice need be given, of the day by itself or its agents enter the Premises and view the state of repair and condition thereof and make such reasonable investigations as it or they may deem necessary for the purpose of ascertaining whether or not there has been any breach of any of the covenants or conditions herein contained and to serve upon the Lessee a notice in writing of any defect requiring it to repair the same in accordance with any requirements herein contained PROVIDED THAT such entry and investigation shall be made and carried out without undue interference to the use and occupation of the Premises by the Lessee.

The Lessor's Right of Inspection for Sale or Re-letting:

11.18	The Lessee shall at all reasonable times allow prospective Purchasers and, within three (3) months immediately preceding the expiration of this Lease, allow prospective tenants or occupiers to inspect the Premises; and the Lessor shall have the right to affix and exhibit on the exterior of the Premises or the Building where the Lessor shall think fit notices and signs (including those of Real Estate Agents) indicating that the Premises are for sale or, within the said three (3) months period, that the Premises are to become vacant or are to let and such notices or signs shall not be interfered with or removed by the Lessee.

Lessor may Repair where Lessee Defaults:

11.19	In default of the Lessee repairing any defect according to a notice issued under clause 11.17 hereof then the Lessor by itself and/or those authorised by it may enter the Premises and execute all or any of the required repairs which the Lessor shall think fit and in addition to the Lessor's other remedies to recover from the Lessee the cost of such repairs as the Lessee ought to have effected including all sums paid or payable on account of any insurances, indemnities or compensation under the Workers' Compensation Act or otherwise with respect thereto.

Lessor May Alter Building:

11.20	The Lessor shall have the right for its architects and surveyors or its agents or other authorised servants or workmen to carry out any works or make any repairs alterations, refurbishment or additions or other work which the Lessor may consider necessary or desirable to any part of the Building or any buildings adjacent thereto from time to time. Provided however that should any alterations, refurbishment or additions to the Building be likely to adversely affect the business of the Lessee the Lessor shall give to the Lessee not less than 2 months written notice of such work and shall take all reasonable steps to minimize adverse interference to the Lessee's approved use of the premises.

Lessee's Right to Compensation on Alterations

11.21	In respect of all occurrences referred to in Clause 11.20, the likelihood of which have been specifically drawn to the Lessee's attention in the disclosure statement given to the Lessee before entering into this Lease, the Lessee is precluded from making any claim for compensation for any loss or damage suffered by the Lessee as provided in section 34 of the Retail Leases Act 1994 and the Lessor is exempted from any liability for compensation.

PART 12 - SECURITY

Protection of Premises:

12.01	The Lessee will be responsible to protect and keep the Premises and any property contained therein safe from theft or robbery and shall keep all doors, windows or other openings closed and securely fastened when the Premises are not being used and hereby authorises the Lessor or its representatives, agents or other duly authorised person to enter the Premises for the purpose of locking any such door or window, left unlocked or unfastened.

PART 13 - LESSOR'S OBLIGATIONS

To Pay Rates:

13.01	The Lessor covenants with the Lessee to pay all rates, taxes and assessments charged upon the Premises except those which the Lessee has covenanted to pay.

Quiet Enjoyment:

13.02	The Lessor covenants with the Lessee that the Lessee paying the said rent and performing and observing the covenants and obligations on the Lessee's part herein contained shall and may, but subject to any applicable Rules and Regulations of the Building, peaceably possess and enjoy the Premises during the continuance of this Lease without any undue interruption or disturbance by the Lessor or any person or persons lawfully claiming by from or under it.

PART 14 - FIXTURES

Removal of Fixtures:

14.01	The Lessee may at its absolute discretion during the last fourteen (14) days of the term remove from the Premises all fixtures, fittings, floor coverings, signs and notices which have been erected or installed by the Lessee during or prior to the term of the Lease or purchased with the consent of the Lessor from any previous tenant of the Premises (other than any fixtures the cost of which have been paid or subsidized by the Lessor or its predecessors in title if any) PROVIDED THAT such removal can be effected without causing any damage to the Premises and PROVIDED FURTHER THAT the Lessee shall make good any damage whatsoever caused to the Premises by such removal. Notwithstanding the foregoing it is specifically agreed that at the determination of the Lease the shop front shall become the property of the Lessor and shall not be removed by the Lessee.

14.02	If the Lessee shall not have done so as of right under clause 14.01 the Lessor acknowledges that the Lessee shall not be required to remove from the Premises any of such Lessees's fixtures, fittings, floor coverings, signs and notices upon the expiration of the Lease. Notwithstanding anything contained herein, the Lessee acknowledges that the provisions of this clause do not operate to release the Lessee from any obligation to make good any damage caused to the Premises by the Lessee during the term of the Lease.

Abandonment:

14.03	Any fixtures, fittings, floor coverings, plant, equipment, signs, notices and other articles not removed by the Lessee within the last fourteen (14) days of the term shall be deemed abandoned by the Lessee and shall at the option of the Lessor become the property of the Lessor.

PART 15 - HOLDING OVER

Holding Over:

15.01	In the event of the Lessee holding over after the expiration or sooner determination of the term with the consent of the Lessor the Lessee shall become a monthly tenant only of the Lessor at a monthly rental equivalent to a monthly proportion of the total annual rental reserved and payable by the Lessee hereunder at the expiration or sooner determination of the term or at a monthly rental to be nominated by the Lessor and otherwise on the same terms and conditions as those herein contained as far as applicable and such tenancy shall be determinable at the will of either the Lessee or the Lessor by one (1) month's notice in writing expiring on any day of the month.

PART 16 - LEGAL FEES

Costs of Lease, Stamp Duty etc.:

16.01	The Lessee shall pay the Lessor's legal costs and all duties, fees, charges and expenses of or incidental to:

(a)	The stamping (including any additional stamping) and registration (if any) of this. Lease (including the cost of any certified copy); and

(b)	Any application for or grant of the approval or consent to or under this Lease of the Lessor, Head Lessor or of any mortgagee of the Lessor; and

(c)	Any breach or default by the Lessee under this Lease, and the exercise or attempted exercise of any right, power, privilege, authority or remedy of the Lessor under or by virtue of this Lease or in law or equity (including, without limit, the fees of all professional consultants and legal costs and expenses on an indemnity basis incurred by the Lessor in consequence of or in connection with such breach, default, exercise or attempted exercise); and

(d)	Any assignment or request for assignment by the Lessee including the cost of investigating the prospective Assignee.

PART 17 - NOTICES

Notices:

17.01	Should any damage occur to the Premises or should the Lessee receive any notice from any statutory, public or municipal authority with respect to the Premises THEN he shall forthwith give notice thereof in writing to the Lessor.

Service of Notices:

17.02	Service of any notice or document hereunder shall be sufficiently served for ·the purposes of this Lease if:

(a)	served as provided under Section 170 of the Conveyancing Act 1919 (as amended).

(b)	served on the recipient party's solicitor in any manner provided in Section 170 of the Conveyancing Act 1919 (as amended).

(c)	if addressed to the recipient party's solicitor and delivered to the facilities of the document exchange system in which the recipient's solicitor has receiving facilities and in such case service shall be deemed to have been received by such party and that party's solicitor on the second business day following the date, on which it was first delivered to the said document exchange facility.

(d)	by facsimile transmission to the recipient party or the solicitor for that party and in such case service shall be deemed to have been received when the transmission has been completed unless:

(i)	the sender's machine indicates a malfunction in the transmission or the recipient immediately notifies the sender of an incomplete transmission, in which case the facsimile transmission shall be deemed not to have been given or made; or

(ii)	the time of dispatch is not before 5.00 p.m. (local time) on the day on which business is generally carried on in the place to which such notice is sent, in which case the notice shall be deemed to have been received at the commencement of business on the next such day in that place.

Execution of Notices:

17.03	Any notice, other document or writing served, delivered or given under this Lease is valid and effectual if signed on behalf of the party or by the party personally, by that party's solicitor or, if a company, by a director, secretary or other officer of the Company or manager, assistant manager of that Company and any notice so signed shall be conclusive evidence as to its execution and of the authority of the person whose name appears therein to sign same.

Validity of Service:

17.04	Service as provided under Clauses 17.02 and 17.03 shall in all respects be valid and effectual notwithstanding that at the date of such service the recipient party may be:

(a)	Absent from New South Wales; or

(b)	(In the case of a corporation) is in receivership, under official management or in the course of liquidation or being wound up or deregistered.

PART 18 - MISCELLANEOUS

Physical Condition:

18.01	The Lessee hereby acknowledges that he is fully familiar with the physical condition of the Premises, the Building, improvements, fixtures and equipment thereof and that the Lessor has made no representations of any nature in connection with the condition of the Premises or of the Building, improvements, fixtures or equipment hereof and the Lessor shall not be liable for any latent or patent defects therein.

Weights:

18.02	The Lessee shall observe the maximum floor loading weights nominated by the Lessor and shall not permit the floors of the Premises to be broken, strained or damaged by overloading. In particular, the Lessee shall not install any safes or other heavy equipment except in such positions and subject to such conditions as the Lessor may in writing prescribe.

Keys etc:

18.03	The Lessor will provide keys for locks on doors or other openings of the Premises and the Lessee will return all such keys to the Lessor on the termination of this Lease and shall not permit the same at any time to come into the possession or control of any person other than the Lessee its servants or agents.

Deliveries:

18.04	The Lessee shall not allow the delivery or pick up of merchandise or goods or the removal of garbage or refuse except through the areas duly designated by the Lessor.

Bulk Deliveries:

18.05	The Lessee will use or permit to be used for the receipt, delivery or other movement of any goods wares or merchandise or articles of bulk or quantity only such parts of the Building and of the Premises and at such times as the Lessor may from time to time permit and the Lessee will generally comply with all reasonable requirements of the Lessor in regard to such matters.

Refuse Removal:

18.06	In the event of any local or other authority providing any cleaning or refuse service for the Premises whether at the request of the Lessor or of the tenant or by direction of any officer of such authority the Lessee shall pay the cost thereof to the assessing authority on or before the due date for payment thereof if assessed directly against the Lessee but otherwise to the Lessor within fourteen (14) days of demand by the Lessor.

Burning:

18.07	The Lessee will not bum any rubbish or refuse whatsoever on or near the Premises or the Building except with the consent of the Lessor, Council and any other relevant local authority and then only in a properly constructed incinerator designed for that purpose.

Waste Removal:

18.08	Notwithstanding any other matter or thing contained in this Lease it is hereby expressly agreed and declared by and between the Lessor and the Lessee that the Lessee shall at its own cost and expense in all respects comply with the terms, conditions, obligations and duties imposed upon the Lessee by any Water Board or Authority, Board of Fire Commissioners, Local Government Council, Authority, Department, Ministry and/or Corporation (hereinafter called "the Board") having any power or authority in respect of the discharge or removal of trade waste, toxic materials, fumes, fluids, dust, rubbish, refuse, garbage and/or other waste and materials (hereinafter called the "Trade Waste") AND it is further expressly agreed and declared by and between the parties hereto that any breach of any terms, conditions and obligations so imposed by the Board upon the Lessee or any failure to pay any charges related to Trade Waste and other fees shall be an immediate breach of the terms and conditions of this Lease.

Chemicals:

18.09	The Lessee will not (without the written consent of the Lessor first had and obtained) store chemicals inflammable liquids acetylene gas or alcohol volatile or explosive oils compounds or substances upon the Premises and will not use any such substance or fluids in the Premises for any purpose.

Heating:

18.10	The Lessee shall not use any apparatus which radiates heat (other than an apparatus for the heating of beverages) without the prior consent in writing of the Lessor (which consent may be withdrawn at any time) and then only in such positions and subject to such conditions as may be specified in such consent.

Aerials etc:

18.11	The Lessee shall not (without the consent in writing of the Lessor) erect or place upon, within or without the Premises or Building any radio or television aerial or antenna or any loud speakers, screens or similar devices or equipment and shall not without the like consent use any radio, gramophone, compact disc, audio tape system, television or other like media or equipment likely to be heard or seen from outside the Premises or Building PROVIDED FURTHER that any consent so given ·as aforesaid may at any time be withdrawn at the Lessor's discretion.

Power for Lighting:

18.12	The Lessee shall not use any form of light, power or heat other than electric current or gas supplied through meters. This covenant shall not prevent the use of auxiliary power or lighting (other than an exposed flame) during a period of power failure or power restriction.

Awnings:

18.13	No window blinds, window screens or awnings shall be erected without the written approval of the Lessor or its agents.

Obstruction:

18.14	Where the Premises are office premises or retail premises within a shopping centre the Lessees shall not in any way obstruct or permit the obstruction of the pavement, entry, arcade, vestibule, corridors, passages, elevators, stairways, fire doors and escape doors or any other part or parts of the common area or use them or any of them for any other purpose than for ingress and egress.

Light and Air etc:

18.15	The Lessee shall not cover or obstruct the floors, skylights, glazed panels, ventilators or windows that reflect or emit light or air into passageways in any part of the Building or cover or obstruct any lights or any other means of illumination in the Building.

Lifts and Elevators:

18.16	Where a lift or lifts, escalator or escalators are provided or installed in the Building the Lessor shall endeavour to keep the lift or lifts escalator or escalators in operation and reasonably available for the use of the Lessee (delays or stoppages due to repairs and maintenance, strikes, accidents or unavoidable causes excepted) PROVIDED HOWEVER THAT should the lifts or escalators fail to function for any cause whatsoever the Lessee shall not by reason of such happening be entitled to determine this Lease nor shall the Lessee have any right or action or claim for compensation or damages against the Lessor in respect thereof or arising therefrom.

Lift Conditions:

18.17	Where a lift or lifts, escalator or escalators are provided or installed in the Building the Lessee shall comply with and observe the following conditions and restrictions as to delivery of goods or furniture to and from the Premises:

(a)	In carrying goods or furniture in any lifts installed in the Building priority shall at all times be given to passenger traffic.

(b)	Before goods or furniture are carried in any of the lifts the side of the lifts shall be covered in such a manner as the lessor or its agents shall direct to prevent scratching or damage thereto.

Delivery of Furniture:

18.18	The Lessee shall comply with and observe the following conditions and restrictions as to the delivery of goods or furniture to or from the Building or the Premises:

(a)	Goods or furniture may be delivered to and from the Building only through such entrances as may be permitted by the Lessor or its agents and only at such times and in such manner as will ensure minimum interference with persons using the entrances, vestibules, corridors, passages, stairways, landings and lifts and will be subject to the prior approval of and under the supervision of the Lessor or its agent.

(b)	Goods and/or furniture shall not be left in corridors or on stairways at any time and if so left may be removed by the Lessor or its agent at the expense and risk of the Lessee.

Air-Conditioning:

18.19	The Lessee shall comply with and observe the following conditions and restrictions as to any plant, machinery or equipment for heating, cooling or circulating air (hereinafter referred to as "the air-conditioning plant"):

(a)	Notwithstanding any other matter or thing contained in this Lease it is hereby expressly agreed and declared by and between the Lessor and the Lessee that the Lessee shall at its own cost and expense in all respects maintain and repair the air-conditioning plant in existence in the Premises and will not do or permit· or suffer to do anything in relation to the use or ventilation of the Premises which might interfere with or impair the efficient operation of the air-conditioning plant in the Premises or the Building.

(b)	Should the air-conditioning plant for the time being installed in the Building or the Premises fail to function from any cause whatsoever the Lessee shall not by reason of such happening be entitled to determine this Lease nor shall the Lessee have any right of action or claim for compensation or damages against the Lessor in respect thereof.

(c)	Nothing herein contained shall be construed as imposing on the Lessor any liability to keep any air-conditioning plant working at any time.

Waiver:

18.20	The Lessor shall not be deemed to have waived any of his rights and powers herein unless such waiver is expressly made in writing by the Lessor.

Statutes:

18.21	All references to statutes herein shall include all statutes amending, consolidating or replacing the statutes referred to.

Severability of Clauses:

18.22	If any term or condition or part of any term or condition of this Lease or the application thereof shall be or become illegal, invalid or unenforceable then the same shall be severed from this Lease and the remaining terms and conditions of the Lease or any part thereof shall continue and remain to be in full force and effect.

Status of Authorities and Other Entities:

18.23	Where a reference is made to any body or authority such reference shall, if the body or authority has ceased to exist, be deemed to be a reference to the body or authority as shall then serve substantially the same objects as that body or authority and any reference to the President of such body or authority shall in the alternative include a reference to the chief executive or senior officer for the time being of the body or authority or such other person fulfilling the duties of President or such officer.

Proper Law:

18.24	Irrespective of the domicile or residence of any of the parties, this Lease shall ..be governed by the Laws of New South Wales and further the parties acknowledge and submit to the jurisdiction of the Courts of that State with respect of any legal proceedings in connection or related to this Lease.

Non-Smoking Area:

18.25 The Lessee acknowledges that the building has been designated a non-smoking area and that in consequence the Lessee shall not allow or permit its employee's, agents representatives of invitees to smoke upon the premises.

Repairs to Walls:

18.26	The Lessee acknowledges that the walls on the premises are in good, clean and sound condition. The Lessee agrees that at the expiration, termination or determination of the Lease, the Lessee shall at its own expense and if so directed by the Lessor, replaster, seal and paint any walls of the premises as are damaged or stained by the Lessee's removal works referred to in clause 14.01. The works referred to in this clause shall be carried out by qualified tradesman using good quality materials and paint.

Rent Free Period:

18.27	Notwithstanding any other provision contained herein, the Lessee shall not be liable to the payment of rent for the period up to and including 31 October 2011.

PART 19 - DEFINITIONS AND SUB-HEADINGS

Definitions:

19.01	In the interpretation of this Lease except to the extent that such interpretation shall be excluded or be repugnant to the context when used herein:

(a)	"Lessor" shall mean and include the Lessor, his successors or assigns.

(b)	"Lessee" shall mean and include the Lessee and the executors, administrators and permitted assigns and subtenants of the Lessee and where two or more persons are Lessees shall mean and include the Lessees and each of them and the executors, administrators and permitted assigns and subtenants of them and each of them.

(c)	"Premises" means the property, rooms or floor space hereby demised and every covenant, power and provision herein contained or implied relating to the Premises shall relate to the whole and every part thereof.

(d)	"Building" means the Building or structure of which the Premises form part.

(e)	"Land" means the land upon which the Building is erected and being the whole of the land comprised in the Certificate of Title or Folio Identifier set out on the front page of this Lease.

(f)	"Reference Schedule" means the Reference Schedule attached to and forming part of the Lease.

(g)	"Persons" shall be deemed to include a corporation.

(h)	"Current Market Rent" means:

(i)	the rent that, having regard to the terms and conditions of the Lease and such other matters as are relevant to the assessment of current market rent, world be reasonably expected to be paid for the premises if it were unoccupied and offered for renting for the use to which the premises may be put in accordance with the Lease;

(ii)	the value of goodwill created by the Lessee's occupation and the value of the Lessee's fixtures and fittings on the retail shop premises are to be ignored for the purposes of the assessment of current market rent.

(iii)	the following are agreed to be matters which are relevant to the assessment of the current market rent, without limiting the generality of paragraph (i), that the rent shall be determined:

(1)	on the basis that the premises are available for leasing for a term equal to the term of this Lease and any additional option for renewal.

(2)	on the basis that the Lessee's Lease covenants and obligations shall have been fully performed at the review date.

(i)	Words importing the singular or plural number shall be deemed to include the plural or singular numbers respectively and words importing the masculine gender only shall include the feminine and neuter gender, and vice versa, as the case may require.

(j)	When two or more persons are Lessees all covenants, agreements, restrictions, conditions and provisions shall. bind the Lessees and any two or greater number of them jointly and each of them severally and shall also bind their executors, administrators and permitted assigns of them and each of them and every two or greater number of them jointly and severally.

Sub-headings:

19.02	Sub-headings shall not affect the construction or interpretation of this Lease.

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